SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                         THE COSMETIC CENTER, INC.
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

( ) $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                           THE COSMETIC CENTER, INC.
                              8839 GREENWOOD PLACE
                             SAVAGE, MARYLAND 20763

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 8, 1996
     The Annual Meeting of Stockholders of The Cosmetic Center, Inc., a Delaware corporation (the "Company"), will be held on Friday, March 8, 1996, at 3:30 p.m. at the Holiday Inn, 4095 Powder Mill Road, Beltsville, Maryland for the following purposes:
     1. To elect two Class I directors as set forth in the accompanying Proxy Statement.
     2. To transact such other business as may properly come before the meeting or any adjournments thereof.
     Only Class B stockholders of record at the close of business on January 23, 1996 are entitled to notice of and to vote at the meeting. The list of Class B stockholders entitled to vote at the meeting will be open to the examination of any stockholder during the ten days prior to the meeting at the Company's offices, 8839 Greenwood Place, Savage, Maryland, during normal business hours.
     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL YOUR PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES. IF YOU ARE PRESENT AT THE MEETING, YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY AND VOTE YOUR SHARES PERSONALLY.
                                          By Order of the Board of Directors
                                          ANITA J. WEINSTEIN
                                          SECRETARY
February 2, 1996

NOTICE TO CLASS A COMMON STOCKHOLDERS.
     THIS PROXY STATEMENT IS PROVIDED TO CLASS A STOCKHOLDERS FOR INFORMATIONAL PURPOSES ONLY. CLASS A STOCKHOLDERS DO NOT HAVE ANY VOTING RIGHTS WITH RESPECT TO THE ABOVE ISSUES.

                           THE COSMETIC CENTER, INC.
                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                             FRIDAY, MARCH 8, 1996
     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors") of The Cosmetic Center, Inc., a Delaware corporation (the "Company"), for use at the 1996 annual meeting of stockholders to be held on Friday, March 8, 1996 at 3:30 p.m., at the Holiday Inn, 4095 Powder Mill Road, Beltsville, Maryland, and at any adjournments thereof (the "Meeting").
     Record holders of the Company's Class B Common Stock, par value $.01 per share, at the close of business on January 23, 1996 are entitled to notice of, and to vote at, the Meeting. Each stockholder will be entitled to one vote for each share of Class B Common Stock held at the close of business on January 23, 1996. On January 10, 1996, there were outstanding 1,582,780 shares of Class B Common Stock.
     Shares of Class B Common Stock represented by valid proxies received by the Company in time for the Meeting will be voted as specified in such proxies. Any stockholder giving a proxy has the right to revoke it at any time before it is exercised by attending the Meeting and voting in person or by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date.
     The Company has been advised that Anita Weinstein, Mark Weinstein and Susan Magenheim, who, in the aggregate, beneficially own or have the power to vote in excess of 50% of the shares of Class B Common Stock entitled to vote at the Meeting, intend to vote in favor of each of the proposals to be considered and acted upon at the Meeting. Accordingly, each of the proposals can be approved without the vote of any other stockholder.
     Votes cast by proxy or in person at the Meeting will be tabulated by the judge of elections appointed for the Meeting. The judge of elections will treat abstentions as Class B Common Stock that is present and entitled to vote for purposes of determining the presence of a quorum but as not voted for purposes of determining the approval of any matter submitted to stockholders for a vote. If a broker indicates on a proxy that such broker does not have discretionary authority as to certain Class B Common Stock to vote on a particular matter, such shares will not be considered as present and entitled to vote with respect to that matter.
     The Proxy Statement, the accompanying notice of the Meeting and proxy form and the Company's Annual Report were first sent or given to stockholders on or about February 2, 1996.
     The mailing address of the Company's principal executive offices is 8839 Greenwood Place, Savage, Maryland 20763.

                             ELECTION OF DIRECTORS
     The Company has a classified Board of Directors consisting of two Class I directors, two Class II directors and two Class III directors. The current terms of the directors continue until the annual meeting of stockholders to be held in 1996, 1997 and 1998, respectively, and until their respective successors are elected and qualified. At each annual meeting, directors are elected for a full term of three years to succeed those directors whose terms expire at the annual meeting date.
     The persons named in the proxy will vote, unless the proxy is marked otherwise, to elect as Class I directors, Mr. Ronald M. Hirschel and Mrs. Susan
K. Magenheim. Mr. Ronald M. Hirschel and Mrs. Susan K. Magenheim currently serve as Class I directors. The proxy may not be voted for more than two directors. If a nominee will be unable to serve, the person acting under the proxy may vote the proxy for the election of a substitute. It is not presently contemplated that any nominee will be unable to serve. The term of the Class I directors elected at the Meeting will expire in 1999.

     The following information is furnished with respect to the nominees listed above and to the other directors of the Company whose terms of office will extend beyond the Meeting. All references to the Company in this section include the Company's predecessors.

NOMINEES
  CLASS I
     Ronald M. Hirschel, age 45, has been a member of the law firm of Hirschel, Savitz, Parker & Hollman, P.A. (formerly Savitz, Kronthal & Hirschel, P.A.) since its inception in 1991. From 1988 to 1991, Mr. Hirschel was a consultant and lawyer in private practice. He has served as a Director of the Company since December 1994.
     Susan K. Magenheim, age 38, has served as a Director of the Company since April 1989 and as Vice President and Assistant Secretary of the Company since April 1986. Ms. Magenheim also served as a Director of the Company from September 1982 to July 1987.

OTHER DIRECTORS
  CLASS II
     Mark S. Weinstein, age 43 has been Chairman of the Board of Directors since July 1995, Vice Chairman of the Board of Directors and Chief Executive Officer of the Company from April 1989 to July 1995 and a Director of the Company since September 1982. From June 1985 to April 1989, he served as the Company's President.
     Donald R. Rogers, age 49, has served as a Director of the Company since February 1983. For more than the past five years, he has been a member of the law firm of Shulman, Rogers, Gandal, Pordy & Ecker, P.A. in Rockville, Maryland. Mr. Rogers is a director of Allegiance Bank, N.A.
  CLASS III
     Ben S. Kovalsky, age 57, has served as Chief Executive Officer since July 1995 and as a Director, President and Chief Operating Officer of the Company since April 1989.
     Anita J. Weinstein, age 66, has served as Vice Chairwoman of the Board of Directors since July 1995, as a Director and Secretary of the Company since September 1982, and as a Vice President since April 1989.
     Mark Weinstein and Susan Magenheim are the son and daughter of Anita Weinstein.

PAST DIRECTOR
     Louis R. Weinstein, who co-founded the Company in 1957 with his wife, Anita
J. Weinstein, served as a Director and principal officer of the Company until his death in July 1995.
                                       2

     The following table summarizes the ownership of Class A Common Stock and Class B Common Stock by each director or nominee and certain executive officers, individually, and by all directors and executive officers as a group as of January 10, 1996:

                                                        CLASS A COMMON STOCK              CLASS B COMMON STOCK
                                                       AMOUNT AND       PERCENT OF       AMOUNT AND       PERCENT OF
NAME                                                     NATURE          CLASS(1)          NATURE          CLASS(2)
Anita J. Weinstein...............................          538,496(3)      19.0              644,811(4)      40.2
Mark S. Weinstein................................          168,714(5)       6.2              107,176(6)       6.7
Susan K. Magenheim...............................           91,428(7)       3.3               64,496(8)       4.1
Ben S. Kovalsky..................................           46,000(9)       1.7              32,500(10)       2.0
Donald R. Rogers.................................           6,500(11)         *               3,500(12)         *
Ronald M. Hirschel...............................           1,810(13)         *                 605(14)         *
Michael J. Lewis.................................           6,700(15)         *                 -0-             *
All directors and officers as a group
  (12 persons)...................................         886,598(16)      30.0             862,338(17)      52.2

* Less than 1% of the outstanding shares.
 (1) Based on 2,713,354 shares of Class A Common Stock outstanding plus currently exercisable options for the individual officers.
 (2) Based on 1,582,780 shares of Class B Common Stock outstanding plus currently exercisable options for the individual officers.
 (3) Includes 121,528 shares of Class A Common Stock issuable upon exercise of currently exercisable options and excluding 18,472 shares of Class A Common Stock issuable pursuant to options currently not exercisable.
 (4) Includes 20,000 shares of Class B Common Stock issuable upon exercise of currently exercisable options.
 (5) Includes 24,091 shares of Class A Common Stock issuable upon exercise of currently exercisable options and 2,036 shares of Class A Common Stock owned by his wife and excludes 26,260 shares of Class A Common Stock held by him in trust for his nephews and niece, over which shares he disclaims any beneficial interest.
 (6) Includes 9,090 shares of Class B Common Stock issuable upon exercise of currently exercisable options and 4,536 shares of Class B Common Stock owned by his wife and excludes 10,666 shares of Class B Common Stock held by him in trust for his nephews and niece, over which shares he disclaims any beneficial interest.
 (7) Includes 15,491 shares of Class A Common Stock issuable upon exercise of currently exercisable options and excludes 37,453 shares of Class A Common Stock held by her in trust for her nephew and niece, over which shares she disclaims any beneficial interest.
 (8) Includes 9,090 shares of Class B Common Stock issuable upon exercise of currently exercisable options and excludes 24,381 shares of Class B Common Stock held by her in trust for her nephew and niece, over which shares she disclaims any beneficial interest.
 (9) Includes 41,000 shares of Class A Common Stock issuable upon exercise of currently exercisable options.
(10) Includes 27,500 shares of Class B Common Stock issuable upon exercise of currently exercisable options.
(11) Includes 4,000 shares of Class A Common Stock issuable upon exercise of currently exercisable options and 2,000 shares of Class A Common Stock owned by his wife over which shares he disclaims any beneficial interest.
(12) Includes 1,000 shares of Class B Common Stock issuable upon exercise of currently exercisable options and 2,000 shares of Class B Common Stock owned by his wife, over which shares he disclaims any beneficial interest.
(13) Includes 80 shares of Class A Common Stock owned by his wife and excludes 1,170 shares of Class A Common Stock held by him in trust for his children, over which shares he disclaims any beneficial interest.
(14) Includes 55 shares of Class B Common Stock owned by his wife.
(15) Includes 6,700 shares of Class A Common Stock issuable upon exercise of currently exercisable options.
(16) Includes 238,760 shares of Class A Common Stock issuable upon exercise of currently exercisable options and excludes 18,472 shares of Class A Common Stock issuable pursuant to options currently not exercisable and other shares of Class A Common Stock as described above. See Notes 5, 7, and 13.
(17) Includes 70,430 shares of Class B Common Stock issuable upon exercise of currently exercisable options and excludes other shares of Class B Common Stock as described above. See Notes 6, 8, and 14.

Except as otherwise indicated, each person named in the table has sole voting and investment power over his or her shares of Class A Common Stock and Class B Common Stock.
                                       3

     The Board of Directors held five meetings during the fiscal year ended September 29, 1995. The Company does not have a nominating committee. During 1995, each director attended at least 75% of the aggregate of the total number of meetings of the Board (held during the period for which he or she was a director) and the total number of meetings held by all Board committees on which he or she served (during the periods that he or she served as a member).
     The Audit Committee, which during 1995 consisted of Messrs. Hirschel and Rogers, is responsible for reviewing, with the independent certified public accountants, the general scope of their audit services and the annual results of their audit and making recommendations to the Board of Directors regarding the selection and fees of the independent auditors. The Audit Committee met twice during the fiscal year. The Audit Committee also met in November 1995 to discuss the results of the year end audit.
     Based upon its review of Forms 3, 4 and 5 and any amendments thereto furnished to the Company pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), all of such forms were filed on a timely basis by reporting persons during 1995.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES
     The following table sets forth certain information known to the Company concerning the ownership of 5% or more of the shares of Class B Common Stock as of January 10, 1996. The voting and investment powers of the shares of Class B Common Stock are held solely by the reported owner unless otherwise indicated.

                                                                               AMOUNT AND     PERCENT OF
NAME AND ADDRESS                                                                 NATURE         CLASS
Anita J. Weinstein
8839 Greenwood Place
Savage, Maryland 20763.....................................................      644,811(1)      40.2

Mark S. Weinstein
8839 Greenwood Place
Savage, Maryland 20763.....................................................      107,176(2)       6.7

(1) Includes 20,000 shares of Class B Common Stock issuable upon exercise of currently exercisable options.
(2) Includes 9,090 shares of Class B Common Stock issuable upon exercise of currently exercisable options and 4,536 shares of Class B Common Stock owned by his wife and excludes 10,666 shares of Class B Common Stock held by him in trust for his nephews and niece, which shares he disclaims any beneficial interest.
                                       4

                           SUMMARY COMPENSATION TABLE
     The following table sets forth for the fiscal years ended September 29, 1995, September 30, 1994 and September 24, 1993, the annual and long-term compensation for services in all capacities of the Company and its subsidiaries for the Company's Chief Executive Officer and the four most highly compensated executive officers at September 29, 1995 whose cash compensation from the Company exceeded $100,000:

                                                                         LONG-TERM
                                                ANNUAL COMPENSATION     COMPENSATION
                                                SALARY                     AWARDS         ALL OTHER
    NAME AND PRINCIPAL POSITION        YEAR        $        BONUS $      OPTIONS #       COMPENSATION
Ben S. Kovalsky                        1995     306,680         --         13,500(6)             --
  President, Chief Executive           1994     299,943     32,500          4,500                --
  Officer and Chief Operating          1993     286,965     50,000          4,500             3,880(5)
  Officer
Mark S. Weinstein                      1995     232,045         --         15,000(6)          8,800(1)
  Chairman of the Board                1994     225,961     32,500          5,000             6,976(1)
  of Directors                         1993     213,331     50,000          5,000            10,255(1)(3)
Louis R. Weinstein                     1995     274,363         --         20,000           190,272(2)(4)
  Chairman of the Board                1994     374,151     32,500         20,000           116,514(2)
  of Directors (past)                  1993     347,511     50,000         20,000           120,572(2)(3)
Allen D. Nehman                        1995     147,242         --          7,700(6)             --
  Senior Vice President --             1994     147,497         --          2,500                --
  Merchandising                        1993     138,549      2,500          2,500             2,469(5)
Michael J. Lewis                       1995     157,488         --          6,700(6)             --
  Vice President -- Retail             1994     154,519         --          2,500                --
  Operations                           1993     146,104      2,500          2,500             2,436(5)

(1) Includes insurance premiums paid in the amount of $8,800, $6,976 and $6,500 in 1995, 1994 and 1993, respectively, by the Company with respect to split-dollar life insurance polices for the benefit of Mr. Mark S. Weinstein.
(2) Includes insurance premiums paid in the amount of $116,514 for 1995 and 1994 and $117,017 for 1993 by the Company with respect to split-dollar life insurance policies for the benefit of Mr. Louis R. Weinstein.
(3) Includes Company contributions to the Employees Retirement Plan for the benefit of the named executive officer as follows:
   Mark S. Weinstein -- $3,755 in 1993
   Louis R. Weinstein - $3,555 in 1993
(4) Includes $73,758 of continuing salary benefits paid to his estate under his employment contract described in the section titled, "Employment Contracts and Termination of Employment and Change-In-Control Arrangements".
(5) Represents the named executive officer's allocation of the contributions to the Company's Employees Retirement Plan.
(6) In February 1995, the named executive officer received stock option grants at the then fair market value of the Class A Common Stock upon surrendering a like number of stock options.
                                       5

                       OPTION GRANTS IN LAST FISCAL YEAR
     The following table contains information concerning the grant of options under the 1991 Stock Option Plan, to each of the executive officers named in the Summary Compensation Table, during the fiscal year ended September 29, 1995. All options issued under this plan are for shares of Class A Common Stock.

                                                                                                   POTENTIAL REALIZABLE
                                                                                                     VALUE AT ASSUMED
                                                                                                     ANNUAL RATES OF
                                   NUMBER OF                                                              STOCK
                                   SECURITIES        % OF TOTAL                                     PRICE APPRECIATION
                                   UNDERLYING      OPTIONS GRANTED     EXERCISE                            FOR
                                    OPTIONS         TO EMPLOYEES         PRICE       EXPIRATION       OPTION TERM(4)
NAME                              GRANTED #(1)     IN FISCAL YEAR      ($/SHARE)        DATE        5%($)       10%($)
Ben S. Kovalsky                      13,500(2)           11.9%           $7.00       2/07/2005     $59,431     $150,609
Mark S. Weinstein                    15,000(2)           13.3             7.70       2/07/2000      31,911       70,514
Louis R. Weinstein                   20,000(2)(3)        17.7             9.62       2/16/2000      53,157      117,462
Allen D. Nehman                       7,700(2)            6.8             7.00       2/07/2005      33,897       85,903
Michael J. Lewis                      6,700(2)            5.9             7.00       2/07/2005      29,495       74,747

(1) All options issued during the current fiscal year to officers were granted as incentive stock options ("ISOs") under Section 422 of the Internal Revenue Code of 1986, except for Louis R. Weinstein and Anita J. Weinstein's options which were granted as non-incentive stock options. The option price with respect to ISOs may not be less than 100% of the fair market value of the common shares on the date of grant of the option. However, in the case of an ISO granted to a person owning over 10% of the total combined voting power of all classes of stock of the Company (a "Ten Percent Stockholder"), the option price may not be less than 110% of such fair market value. Louis
    R. Weinstein, Anita J. Weinstein and Mark S. Weinstein are Ten Percent Stockholders. The aggregate fair market value (determined as of the date or dates of grant) of the common shares subject to ISOs granted to any one person which first become exercisable in any calendar year may not exceed $100,000. ISOs are exercisable over a specified period not to exceed ten years from the date of grant; provided, however, that in the case of an ISO granted to a Ten Percent Stockholder, the exercise period may not exceed five years from the date of grant. Louis R. Weinstein and Anita J. Weinstein's non-incentive stock options were also granted at 110% of the fair market value at date of grant and are currently exercisable for a period of five years from the date of grant. Options will terminate no later than thirty days after the termination of service as an employee or director, except that options will terminate no later than nine months after the termination of service due to death or disability.
(2) Options are currently exercisable except for the following executive officer whose options first become exercisable in the calendar year as follows:

                      1995      1996
Mark S. Weinstein    12,987    2,013

(3) The 1991 Stock Option Plan is administered by a committee of which Louis R. Weinstein was a member. As a member of the committee he received a non-discretionary grant for 20,000 shares of Class A Common Stock on January 15th of each year, provided shares are available.
(4) The potential realizable value represents the estimated future gain in the value of the options over their exercise price. The calculation assumes a 5% and 10% appreciation rate, as dictated by the Securities and Exchange Commission, in the per share price of the Class A Common Stock starting on the date of grant and further assumes that the options will be exercised on the expiration date. These return values are not intended to be a forecast of the Class A Common Stock price and are not necessarily indicative of the actual values which may be realized by the named executive officer.
                                       6

                           TEN-YEAR OPTION REPRICINGS
     The following table contains information concerning the repricing of options to each of the executives named in the Summary Compensation Table, during the fiscal year ended September 29, 1995. All repriced options are for shares of Class A Common Stock.

                                                                                                                      LENGTH OF
                                                    NUMBER OF         MARKET                                           ORIGINAL
                                                   SECURITIES        PRICE OF          EXERCISE                      OPTION TERM
                                                   UNDERLYING        STOCK AT          PRICE AT                      REMAINING AT
                                                     OPTIONS          TIME OF           TIME OF           NEW          DATE OF
                                                   REPRICED OR     REPRICING OR      REPRICING OR      EXERCISE      REPRICING OR
NAME AND PRINCIPAL POSITION              DATE      AMENDED (#)     AMENDMENT ($)     AMENDMENT ($)     PRICE ($)      AMENDMENT
Ben S. Kovalsky                        2/07/95        4,500            $7.00            $ 11.37          $7.00          89 months
  President, Chief Executive           2/07/95        4,500             7.00              14.50           7.00         103 months
  Officer and Chief Operating          2/07/95        4,500             7.00              15.75           7.00         114 months
  Officer
Mark S. Weinstein                      2/07/95        5,000             7.00              12.51           7.70          29 months
  Chairman of the Board                2/07/95        5,000             7.00              15.95           7.70          43 months
  of Directors                         2/07/95        5,000             7.00              17.32           7.70          54 months
Allen D. Nehman                        2/07/95        2,700             7.00              11.37           7.00          89 months
  Senior Vice President --             2/07/95        2,500             7.00              14.50           7.00         103 months
  Merchandising                        2/07/95        2,500             7.00              15.75           7.00         114 months
Michael J. Lewis                       2/07/95        1,700             7.00              11.37           7.00          89 months
  Vice President -- Retail             2/07/95        2,500             7.00              14.50           7.00         103 months
  Operations                           2/07/95        2,500             7.00              15.75           7.00         114 months

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES
     The following table sets forth information for each of the executive officers named in the Summary Compensation Table with respect to the options exercised during the fiscal year and the value of outstanding and unexercised options held as of September 29, 1995.

                                                                                                                    VALUE OF
                                                                                                                   UNEXERCISED
                                                                                                                   IN-THE-MONEY
                                                                                           NUMBER OF               OPTIONS
                                  CLASS        NUMBER OF                              UNEXERCISED OPTIONS           AT FISCAL
                                   OF       SHARES ACQUIRED        VALUE              AT FISCAL YEAR END           YEAR END(1)
NAME                              STOCK       ON EXERCISE       REALIZED ($)     EXERCISABLE     UNEXERCISABLE     EXERCISABLE
Mark S. Weinstein                   A           27,590            $182,094          22,078            2,013          $ 8,753
                                    B           27,591             182,101           9,090               --            5,454
Louis R. Weinstein                  A             --                    --          64,151           15,849           25,100
                                    B             --                    --          20,000               --           23,900
Ben S. Kovalsky                     A             --                    --          41,000               --           99,420
                                    B             --                    --          27,500               --           84,375
Allen D. Nehman                     A             --                    --           7,900               --            6,973
                                    B             --                    --             250               --              313
Michael J. Lewis                    A             --                    --           6,700               --            5,829
                                    B             --                    --              --               --               --

NAME                            UNEXERCISABLE
Mark S. Weinstein                   $ 342
                                       --
Louis R. Weinstein                     --
                                       --
Ben S. Kovalsky                        --
                                       --
Allen D. Nehman                        --
                                       --
Michael J. Lewis                       --
                                       --

(1) At September 29, 1995 the closing market price of the Class A Common Stock was $7.87 and the closing market price of the Class B Common Stock was $7.75.
                                       7

COMPENSATION OF DIRECTORS
     The Company pays each director who is not an officer or employee of the Company $2,000 as director fees for each quarterly Board of Directors meeting and $1,000 for each Audit Committee meeting attended. Directors who are officers or employees of the Company receive no additional cash compensation for service as directors. For the fiscal year ended September 29, 1995 the Company paid directors fees of $8,000 to both Mr. Donald Rogers and Mr. Ronald Hirschel and audit committee fees of $2,000 to both Mr. Donald Rogers and Mr. Ronald Hirschel.
     Mrs. Anita Weinstein and Mr. Donald Rogers are members of the stock option committee. In that capacity they receive, annually on January 15th, non-discretionary grants for 20,000 and 1,000 shares of Class A Common Stock, respectively. They are non-qualified options. Mrs. Weinstein's options are issued at 110% of fair market value at the date of grant and terminate five years thereafter. Mr. Rogers' options are issued at fair market value at the date of grant and terminate ten years thereafter.
     Mr. Louis R. Weinstein also served as a member of the stock option committee until his death in July 1995 and, as a member of the stock option committee, received on January 16, 1995, a non-discretionary grant for 20,000 shares of Class A Common Stock a 110% of fair market value. See Employment Contract section with regards to termination of options.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS
     The Company has employment contracts (the "Contracts") with Mark Weinstein and Mr. Kovalsky that call for minimum annual salaries of $190,500 and $250,000, respectively, subject to annual increases. The Contracts require that the Company provide to the respective employee a vehicle or vehicle allowance, as well as the right to participate in certain of the Company's benefit programs.
     Each of the Contracts has a four-year term, commencing March 1, 1991, and is automatically extended for successive additional 12-month periods unless a notice to terminate such contract is given by the Company at least 24 months prior to the expiration of the term of such Contract (including any extension thereof). The Contracts provide that if the respective employee is terminated by the Company other than for "good cause" (as defined therein), or if there is a change in control of the Company, the Company is obligated to pay the employee the balance of the salary due over the remaining term of the Contract. Additionally, upon death, expiration of term, change in control of the Company, or termination other than for "good cause," the Company is obligated to buy back all of the employees' options (vested or unvested), which totalled 101,681 options at January 10, 1996. Payments would be based upon the difference between the market value of the Class A Common Stock or Class B Common Stock, as the case may be, on the termination date and the exercise prices of the options.
     Each Contract provides that, during the term of the Contract and for two years thereafter, the employee will not, directly or indirectly, own, control, manage, or operate stores similar to those operated by the Company in Maryland, Virginia, Illinois, or the District of Columbia or within a fifty mile radius of any other city where the Company is operating retail stores.
     The Contract with Mark Weinstein requires that the Company continue in effect a life insurance policy in the face amount of $1,000,000. The Company pays the annual premium of $8,800 on the policy. The Company is the beneficiary of the policy to the extent of the premiums paid by it and the balance of the benefits are payable to beneficiaries designated by Mark Weinstein. The Contract with Mr. Kovalsky requires that the Company reimburse him, up to a maximum amount of $4,000, for the annual premium cost of various personal insurance policies owned by him.
     The Company has an employment contract with Michael Lewis that calls for a minimum annual salary of $150,380, subject to annual increases. The contract has a one-year term, commencing August 1, 1995, and is automatically extended for successive additional 12-month periods unless a notice to terminate the contract is given by the Company at least 90 days prior to the expiration of the term of the contract(including any extension thereof). The contract provides that if M. Lewis is terminated by the Company without cause or after the expiration of the term, the Company is obligated to pay M. Lewis an amount equal to one year's salary. Upon the death of M. Lewis the contract is terminated and the Company's only obligation is the payment of the unpaid portion of accrued compensation up to the date of death.
                                       8

     Louis Weinstein had a contract similar in terms to Messrs. M. Weinstein and Kovalsky. As a result of his death in July 1995, the Company is obligated to make continuing salary benefit payments to his estate until the end of his contract, February 28, 1998, based on an annual salary of $348,675. The Contract also obligated the Company to buy back all of L. Weinstein's options (vested or unvested), which totalled 100,000 at July 8, 1995, based upon the difference between the market value of the respective classes of stock and the exercise price of the options. His beneficiary, Anita Weinstein, did not exercise this buy-back option which expired on August 8, 1995, however Mrs. Weinstein can exercise, in whole or in part, any of L. Weinstein's options until April 8, 1996. On December 20, 1995, Mrs. Weinstein exercised 10,000 of the foregoing options in each of the Class A Common Stock and Class B Common Stock.
     The Contract with Louis Weinstein requires that the Company continue in effect a joint life insurance policy in the face amount of $4,000,000 covering the lives of Louis and Anita Weinstein. The Company pays the annual premium of $60,143. The Company is the beneficiary of the policy to the extent of the premiums paid by it and the balance of the benefits are payable to a trust designated by L. Weinstein. The Contract also required that the Company maintain a life insurance policy in the face amount of $1,600,000 covering the life of L. Weinstein. During the fiscal year 1995 the Company paid the annual premium of $56,371 and received as death benefits the accumulative premiums paid by the Company of $225,480 since the inception of the policy.

BOARD REPORT ON EXECUTIVE COMPENSATION
     The Company's executive compensation policies are formulated, administered and reviewed by the Board of Directors. The Board of Directors' general goal with respect to executive officer compensation is to design a compensation package which enables the Company to attract, motivate and retain key qualified executives and to establish and maintain incentives for performance. The executive officer compensation program consists of: (a) salary, (b) bonus and
(c) long-term stock based incentives.
     The base salaries of the executive officers are intended to be set at competitive levels consistent with the executive officers' position and experience. The Board of Directors does not employ pay scales, formulas, target levels or other quantitative techniques in setting executive officers' salaries but instead makes an individual judgment in its discretion with respect to each executive officer, based upon the directors' general knowledge with respect to compensation practices in other companies, including companies the directors believe are engaged in similar businesses, and the directors' judgment with respect to an appropriate salary based upon the individual officer's position, experience and personal performance. The base salaries for Messrs. L. Weinstein,
M. Weinstein, Kovalsky, and Lewis were fixed in connection with entering into the employment agreements described above under "Employment Contracts and Termination of Employment and Change-In-Control Arrangements." The agreements provide for annual increases equal to the greater of the Consumer Price Index for all Urban Consumers or the budgeted percentage compensation increase for all officers, exclusive of the Chairman, Vice Chairman and President.
     The Board of Directors similarly does not employ scales, formulas, target levels or other quantitative techniques in setting executive officers bonuses but instead makes an individual judgement based upon the overall performance of the Company on a year to year basis and an evaluation, in its discretion, of the personal performance of each executive officer.
     Long-term incentive compensation, in the form of stock options, may be awarded to any of the executive officers under the Company's 1991 Stock Option Plan. Awards under the plan are made by the Stock Option Committee (composed of Mrs. Weinstein and Mr. Rogers). The Stock Option Committee does not employ formulas or other quantitative techniques in setting the amount of option grants, but exercises its discretion in determining grants based upon its evaluation of the executive officer's position, experience and personal performance. The number of shares granted to Mr. L. Weinstein were set by the terms of the plan. The exercise price of options granted under the plan are fixed by the plan at fair market value of the shares subject to the grant on the date of the grant (or 110% of the fair market value in the case of grants to 10% stockholders). Compensation under the plan therefore will be realized only to the extent that the stock price appreciates, thereby aligning the financial interest of the Company's executive officers with those of the Company's shareholders.
     In February 1995, the Stock Option Committee amended certain outstanding stock options to reset their exercise prices at the then current fair market value of the Class A Common Stock, or in the case of 10% stockholders, at 110% of the then current fair market value. This action effected all outstanding stock options (other
                                       9
than non-discretionary options) with an exercise price greater than 110% of the then current fair market value and was taken to help restore the incentive value of these options to the holders. It did not result in a net increase in the outstanding options.
     Mr. Mark Weinstein, who has served as the Company's chief executive officer from April 1989 to July 1995, and Mr. Ben Kovalsky, who has served as the Company's chief executive officer since July 1995, are compensated pursuant to their employment agreements entered into as of March 1, 1991. The terms of the agreements are described above under "Employment Contracts and Termination of Employment and Change-In-Control Arrangements." Mr. Weinstein's and Mr. Kovalsky's base salaries are set in the agreements and annual increases are determined by calculating the greater of the Consumer Price Index for all Urban Consumers or the budgeted percentage compensation increase for all officers, exclusive of the Chairman, Vice Chairman and President. Mr. Weinstein's base salary was increased by $6,500 from 1994 to 1995 and Mr. Kovalsky's base salary was increased by $8,520 from 1994 to 1995. No bonuses were awarded in 1995. In February 1995 the Stock Option Committee repriced 15,000 options of Mr. Weinstein and 13,500 options of Mr. Kovalsky at the fair market value. No additional options were granted. The 3% salary increase was determined by the Board, and the option grants were determined by the Stock Option Committee, based upon their individual evaluations of Mr. Weinstein's and Mr. Kovalsky's personal performances and cost of living increases.
     The Board of Directors believes that Mr. M. Weinstein's and Mr. Kovalsky's compensation for the fiscal year ended September 29, 1995 were determined in a manner consistent with the policies described above. Mr. M. Weinstein did not participate in the Board's deliberations with respect to the determination of his compensation. Mr. B. Kovalsky did not participate in the Board's deliberations with respect to the determination of his compensation.

          Board of Directors           Stock Option Committee
          Mark S. Weinstein            Anita J. Weinstein
          Anita J. Weinstein           Donald R. Rogers
          Ben S. Kovalsky
          Susan K. Magenheim
          Donald R. Rogers
          Ronald M. Hirschel

PERFORMANCE GRAPH
     The following graph illustrates from September 30, 1990 through September 30, 1995 the cumulative total shareholder return, including the reinvestment of any dividends, of $100 invested in the Company Class B Common Stock, the Total Return Index for the NASDAQ Stock Market (US companies) and the Total Return Industry Index for NASDAQ Retail Stocks.




                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
       AMONG THE COSMETIC CENTER, INC., THE NASDAQ SOTCK MARKET-US INDEX
                          AND THE NASDAQ RETAIL INDEX


                              [INSERT GRAPH HERE]

                              9/95      9/94     9/93     9/92     9/91    9/90

THE COSMETIC CENTER, INC.     143        336     273      234      186     100
NASDAQ STOCK MARKET-US        321        233     231      176      157     100
NASDAQ RETAIL                 223        203     206      182      181     100


* $100 INVESTED ON 9/30/90 IN STOCK OR INDEX-
  INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING SEPTEMBER 30.

                         INDEPENDENT PUBLIC ACCOUNTANTS
     Arthur Andersen & Co., independent public accountants, were the Company's auditors for the fiscal year ended September 29, 1995 and have been employed in that capacity since May 1987. The Board of Directors has not made a determination as to the Company's auditors for the year ending September 28, 1996, which determination is expected to be made at the July 1996 Audit Committee meeting.
     A representative of Arthur Andersen & Co. is expected to attend the Meeting. At that time, the representative will have the opportunity to make a statement if he or she desires, and will be available to respond to appropriate questions regarding the most recent audit of the Company's financial statements.

                 SOLICITATION OF PROXIES, STOCKHOLDER PROPOSALS
                               AND OTHER MATTERS
     Proxies for the Meeting will be solicited by mail and may be solicited by telephone and other means of communication. Solicitation may be made by directors, officers and other regular employees of the Company. The entire cost of soliciting proxies will be borne by the Company. The Company does not expect to pay any compensation for solicitation of proxies, but will reimburse brokers, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of Class B Common Stock held by such persons.
     Proposals of stockholders intended to be presented at the Company's next annual meeting of stockholders must be received at the Company's principal executive offices not later than September 15, 1996.
     The Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matters for action at the Meeting other than those specifically referred to herein. If, however, any other matters should properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote the Class B Common Stock represented thereby in accordance with their best judgment on such matters.
                                             By Order of the Board of Directors
                                             Anita J. Weinstein
                                             SECRETARY
February 2, 1996
                                       12

                                     PROXY
                           THE COSMETIC CENTER, INC.
            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MARCH 8, 1996

    The undersigned, a stockholder of The Cosmetic Center, Inc., a Delaware corporation (the"Company"), hereby appoints Arlene H. Wright and Bruce E. Strohl or either of them, attorneys and proxies of the undersigned, with full power of substitution to vote and act for the undersigned at the Company's Annual Meeting of Stockholders to be held at the Holiday Inn, 4095 Powder Mill Road, Beltsville, Maryland on Friday, March 8, 1996 at 3:30 p.m., and at any adjournments thereof, in respect of all shares of the Class B Common Stock registered in the name of the undersigned as fully as the undersigned could vote and act if personally present, on the following matters:

1.   [ ] VOTE FOR all nominees listed below (except as    [ ]   WITHHOLD AUTHORITY TO VOTE FOR all nominees listed below.
         indicated to the contrary below).

          CLASS I DIRECTORS: RONALD M. HIRSCHEL AND SUSAN K. MAGENHEIM
 INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, PRINT
                        THE NOMINEE'S NAME ON THIS LINE
2. In their discretion, on any other matters which may properly come before the meeting or any adjournments thereof.
                           (CONTINUED ON OTHER SIDE)

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED. HOWEVER, IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.
    Please date this proxy and sign your name exactly as your name appears herein. If the shares are held jointly, all owners must sign. When signing as attorney, executor, administrator, trustee, guardian or other representative capacity, please give full title.
                                          Date                      , 1996

                                          Signature of Stockholder

                                          Signature of Stockholder

                                          PLEASE COMPLETE, SIGN, DATE AND
                                          PROMPTLY RETURN THIS PROXY IN THE
                                          ENCLOSED ENVELOPE WHICH REQUIRES NO
                                          POSTAGE IF MAILED IN THE UNITED STATES